UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 18, 2017 (August 15, 2017)

MOODY NATIONAL REIT I, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland (State or other jurisdiction of incorporation)	000-55200 (Commission File Number)	26-1812865 (I.R.S. Employer Identification No.)

 6363 Woodway Drive, Suite 110

Houston, Texas  77057

(Address of principal executive offices, including zip code)

(713) 977-7500

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth under Item 2.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 15, 2017, Moody National International-Fort Worth Holding, LLC, a Delaware limited liability company (“Moody Holding”) and an indirect subsidiary of Moody National Operating Partnership I, L.P. (“Moody I OP”), the operating partnership of Moody National REIT I, Inc. (the “Company”) executed a promissory note (the “Note”) in favor of Moody National Operating Partnership II, LP (“Moody II OP”), the operating partnership of Moody National REIT II, Inc. (“Moody II”) evidencing a loan (the “Loan”) in the amount of $7,106,505.60 made by Moody II OP to Moody Holding. The Note bears interest at a rate of 6.50% per annum and is secured by a TownePlace Suites hotel property owned by the Company and located in Ft. Worth, Texas (the “Fort Worth Property”). The Loan will mature upon the earlier of (i) the consummation of the Mergers (defined below) or (ii) September 30, 2017. Moody Holding will use the proceeds of the Loan to repay an existing loan secured by the Fort Worth Property that has matured and become due. The Company expects the Loan to be refinanced with the proceeds of a new loan that Moody II intends to obtain in connection with the consummation of the Mergers. In the event the Mergers are not consummated, the Company intends to refinance the Loan with proceeds of a new loan.

The Company and Moody II are each sponsored by Moody National REIT Sponsor, LLC (“Moody National Sponsor”). Moody National Sponsor and its affiliates provide investment advisory services to the Company and Moody II pursuant to written advisory agreements. The Company and Moody II are parties to that certain Agreement and Plan of Merger dated as of November 16, 2016 (the “Merger Agreement”), as amended by Amendment No. 1 to the Merger Agreement on August 9, 2017, by and among the Company, Moody I OP, Moody II, Moody II OP, Moody Merger Sub, LLC, a wholly-owned subsidiary of Moody II (“Merger Sub”), Moody National Advisor I, LLC, and Moody National Advisor II, LLC, pursuant to which (i) Moody I will merge with and into Merger Sub, with Merger Sub continuing as the surviving entity and (ii) Moody I OP will merge with and into Moody II OP, with Moody II OP surviving as the surviving partnership (together, the “Mergers”).

 The foregoing description of the Note in this Current Report on Form 8-K is a summary and is subject to, and qualified in its entirety by the terms of the Note, a copy of which is filed herewith as Exhibit 10.1 and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The exhibits filed as part of this Current Report on Form 8-K are identified in the Exhibit Index immediately following the signature page of this report. Such Exhibit Index is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by termination the undersigned thereunto duly authorized.

Date: August 18, 2017	MOODY NATIONAL REIT I, Inc.

	By:	/s/ Brett C. Moody
Brett C. Moody
Chief Executive Officer and President

EXHIBIT INDEX

Exhibit No.	Description
10.1	Promissory Note, dated August 15, 2017, by Moody National International-Fort Worth Holding, LLC in favor of Moody National Operating Partnership II, LP